Exhibit 99.1

GLOBAL EAGLE REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER OF 2019

Gross margin improved 170 basis points sequentially

Record cash flows from operating activities

Generated positive free cash flow*

Apple Pay launched on award-winning Airtime IFC Portal

LOS ANGELES, CA, August 8, 2019—Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle,” the “Company” or “we”), a leading provider of media, content, connectivity and data analytics to markets across air, sea and land, today announced financial results for the second quarter ended June 30, 2019. For the second quarter of 2019, Global Eagle recorded revenue of $157 million; incurred a net loss of $38.5 million and generated Adjusted EBITDA* of $22.7 million.

“We are delivering technical innovation to our Connectivity and Media & Content customers while driving improving efficiency throughout our cost structure,” commented Josh Marks, CEO of Global Eagle. “Executing for both our customers and stakeholders is leading to a substantial improvement in cash generation that we expect to build upon, consistent with our goal of sustainable positive free cash flow by year-end.”

Financial Results

During the second quarter, Global Eagle drove improved financial performance including executing on Phase II of its cost realignment plan. Revenue of $157 million was driven by growth in Connectivity equipment revenue, which was offset by a decline in Media & Content revenue compared to the prior-year period. Connectivity service gross margins of 17.5% improved from the prior quarter due to lower bandwidth costs and improved cost controls. Operating expenses continued to improve primarily due to the benefits of Phase II of our cost realignment plan. As of June 30, 2019, we had achieved 90% of targeted Phase II savings. We are evaluating additional cost opportunities in order to optimize our spending across all business units. We continue to expect Phase II of our cost realignment plan, together with revenue growth, to drive a minimum of $25 million of Adjusted EBITDA in the fourth quarter of 2019. Upon resolution of Boeing 737 MAX related issues, we expect to transition to positive free cash flow on a sustainable basis.

The Company generated record cash flows from operating activities of approximately $12 million in the second quarter primarily due to favorable working capital dynamics. Capital expenditures during the quarter were approximately $4 million, down more than 50% versus the first quarter of 2019. The Company generated positive free cash flow* of approximately $8 million in the second quarter of 2019. Our strong second quarter performance is an important step towards our goals of significant EBITDA growth and sustainable free cash flow generation. Free cash flow is defined as cash flows from operating activities less capital expenditures. Note that our free cash flow calculation includes approximately $1 million of severance cost related to our Phase II of our cost realignment plan.

“We are driving cultural change and process improvements to ensure we have the most efficient cost structure in our industry. This will take time, but our improved results provide positive reinforcement,” said Christian Mezger, CFO of Global Eagle. “The positive free cash we generated this quarter benefited from favorable working capital dynamics. Nonetheless, we believe this quarter is a significant milestone to achieve sustainable positive free cash flow by year end.”

Connectivity

Global Eagle’s Connectivity segment is a leading provider of satellite-based passenger connectivity for single-aisle airliners and broadcaster of live television to aviation and maritime markets. Connectivity segment revenue was up 1.1% year-over-year despite the impact of the 737 MAX 8 grounding as discussed below. Absent the MAX impact, Connectivity segment revenue would have increased approximately 3.4%. Inflight connectivity installations and activations continue at Air France powered by Global Eagle’s Ku high-throughput satellite (HTS) network. This is the first EMEA HTS inflight connectivity network to provide consistent coverage throughout Europe, Russia, the Nordics and Scandinavia, and North Africa, capable of delivering speeds up to 500 Mbps to each aircraft cabin. The Company also initiated engineering and certification activity for our new EMEA inflight connectivity customer announced last quarter. In addition, our cruise business continues to perform ahead of expectations as bandwidth requirements grow and we realize benefits from new contract structures.

Global Eagle has continued to innovate customer-centered design solutions to enhance the inflight experience. The Company is now integrating Apple Pay into its award-winning Airtime Portal. This allows passengers to use one-touch biometric authorized payment methods with Apple Pay-enabled devices. For airlines, this means that passengers can use Face Unlock and Touch ID to easily and quickly make purchases such as inflight wi-fi access. The system has been successfully launched with Southwest Airlines.

737 MAX 8 Impact

The Company currently expects the 737 MAX 8 aircraft in its fleet of connected aircraft to resume normal operations in January 2020. Due to regulatory actions beyond our control and unrelated to passenger connectivity systems, our 26 MAX-connected aircraft remained grounded at quarter-end. Our equipment deliveries to support new MAX installations are expected to continue while the manufacturing line remains in active production. We forecast that MAX program issues will impact services revenue, including both Connectivity and Media & Content revenue, by approximately $3 million per quarter, with an Adjusted EBITDA impact of approximately $2 million per quarter. For the full year 2019, we estimate the impact on services revenue to be approximately $8 million, with an Adjusted EBITDA impact of approximately $5 million. We continue to work with our airline partners and with Boeing to mitigate and reduce this impact, and to be ready when the MAX returns to service.

Media & Content

During the second quarter, Media & Content revenue was down 11.3% over the prior-year quarter primarily due to two factors. First, content cycle timing resulted in a $2.6 million shift in content revenue which is expected to have a positive impact on third quarter 2019 revenue. Second, our content distribution business declined by $1.5 million due to our decision not to renew an unprofitable contract as we remain focused on generating sustainable positive free cash flow. The large new content services customer announced in March 2019 began service on July 1, 2019. We continue to expect the segment to return to growth in the coming quarter and to generate positive single-digit revenue growth for the full year.

Global Eagle’s digital content supply chain technology known as the Open™ platform is now live with customers. Our Open™ platform optimizes workflow for the cloud environment and tracks content from acquisition to delivery, collecting data throughout which drives improved analytics. The platform will enable new efficiencies and capabilities for 4K/HD content, broader content selection and greater content customization. Customer transition is expected to occur through year end 2020.

Operational and Strategic Initiatives

In mid-July, the Company announced that it completed a $40 million upsizing of its Senior Secured Term Loan due 2023 (“Term Loan”), as well as an amendment to its Term Loan (collectively, the “Amendment”) which, among other things, reduced scheduled principal repayments over the next six quarters by an aggregate amount of approximately $26 million. Net of fees and expenses, the Amendment will result in approximately $61 million of incremental liquidity over the next 18 months. This supplements the Company’s approximately $49 million of liquidity as of June 30, 2019, which includes cash and unused revolver capacity, and further enables the Company to focus on executing its growth initiatives.

The Company continues to work with its financial advisor, Barclays Capital Inc., to evaluate offers for all or a portion of the non-aviation components of our Connectivity business. We now expect the evaluation process to conclude by the end of fall. Separately, the Company continues to evaluate the potential sale of certain joint venture interests.

Second Quarter Summary

•

Total revenue for the second quarter of 2019 was $157 million. Revenue versus the prior-year period was driven by growth in Connectivity equipment revenue from additional aircraft and marine vessel installations, which was offset by a decline in Media & Content revenue resulting from the timing of customer content cycles and weaknesses in our distribution as indicated above. We continue to expect Media & Content segment revenue to return to growth in the coming quarter and to generate positive single-digit growth for the full year.

•

Gross margin improved to 21.1% during the quarter, a 1.7 percentage point increase versus the first quarter of 2019, driven by lower bandwidth costs and improved cost controls. Operating expenses were $48.5 million, decreasing $3.0 million versus the first quarter of 2019 and decreasing $12.3 million versus the prior-year period. The operating expense improvement was driven by the continued implementation of cost savings initiatives.

•

Net loss for the second quarter of 2019 was $38.5 million, up sequentially due to increased interest expense and income taxes and down versus the prior-year period, primarily due to lower operating expenses as discussed above.

•

Adjusted EBITDA for the second quarter of 2019 was $22.7 million, which was a 23.0% increase versus the first quarter of 2019 and a 11.5% increase versus the prior-year period. The improvement in Adjusted EBITDA versus both periods was primarily driven by lower operating expenses as discussed above. EBITDA was $8.7 million for the second quarter of 2019 which is a 100% increase over the prior-year period.

CAO Appointment

Global Eagle also announced that R. Jason Everett has been appointed Vice President and Chief Accounting Officer, effective on August 12, 2019. Mr. Everett brings significant leadership experience to Global Eagle in the areas of financial planning, accounting, budgeting, controllership, treasury and corporate finance, primarily from his experience most recently as Vice President, Corporate Controller and Treasurer at Webroot Inc.

Webcast

We will host a live webcast on Thursday, August 8, 2019 at 5:00 p.m. EDT (2:00 p.m. PDT). We will make the webcast and an accompanying slide presentation available on the Investor Relations section of our website at http://investors.geemedia.com/events-and-presentations. We will maintain an archive of the webcast on our website for 30 days following the event.

About Global Eagle

Global Eagle is a leading provider of media, content, connectivity and data analytics to markets across air, sea and land. Global Eagle offers a fully integrated suite of rich media content and seamless connectivity solutions to airlines, cruise lines, commercial ships, high-end yachts, ferries and land locations worldwide. With approximately 1,200 employees and 50 offices on six continents, the Company delivers exceptional service and rapid support to a diverse customer base. Find out more at: www.GlobalEagle.com.

Contact:

Peter A. Lopez

Vice President, Finance and Investor Relations

+1 310-740-8624

investor.relations@GlobalEagle.com

pr@GlobalEagle.com

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States, or GAAP, we present EBITDA, Adjusted EBITDA and free cash flow, which are non-GAAP financial measures, as measures of our performance. The presentations of EBITDA, Adjusted EBITDA and free cash flow are not intended to be considered in isolation from, or as a substitute for, or superior to, net income (loss), cash flows from operations or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity. For a reconciliation of EBITDA, Adjusted EBITDA and free cash flow to its most comparable measure under GAAP, please see the table entitled “Reconciliation of GAAP to Non-GAAP Measure” at the end of this press release. Further, we note that Adjusted EBITDA as presented herein is defined and calculated differently than the “Consolidated EBITDA” definition in our senior secured credit agreement and in our second lien notes, which Consolidated EBITDA definition we use for financial-covenant-compliance purposes and as a measure of our liquidity.

EBITDA, Adjusted EBITDA and free cash flow are three of the primary measures used by our management and Board of Directors to understand and evaluate our financial performance and operating trends, including period to period comparisons, to prepare and approve our annual budget and to develop short- and long-term operational plans. Additionally, Adjusted EBITDA is one of the primary measures used by the Compensation Committee of our Board of Directors to establish the funding targets for (and subsequent funding of) our Annual Incentive Plan bonuses for our employees. We believe our presentation of EBITDA, Adjusted EBITDA and free cash flow is useful to investors both because it allows for greater transparency with respect to key metrics used by our management in their financial and operational decision-making and because our management frequently uses it in discussions with investors, commercial bankers, securities analysts and other users of our financial statements.

We define Adjusted EBITDA as EBITDA (net income (loss) before (a) interest expense (income), (b) income tax expense (benefit) and (c) depreciation and amortization), as further adjusted to exclude (when applicable in the period) (1) change in fair value of financial instruments, (2) other (income) expense, including (gains) losses from foreign-currency-transaction (gains) and from other investments, which include impairment charges relating to our joint ventures, (3) goodwill impairment expense, (4) stock-based compensation expense, (5) strategic-transaction, integration and realignment expenses (as described below), (6) auditor and third-party professional fees and expenses related to our internal-control deficiencies (and the remediation thereof) and complications in our audit process relating to our control environment, (7) (gain) loss on disposal and impairment of fixed assets, (8) non-ordinary-course legal expenses (as described below), (9) losses related to significant customer bankruptcies or financial distress (as described below) and (10) expenses incurred in connection with grounded aircraft resulting from orders, airworthiness directives and other regulations issued by U.S. and foreign civil aviation authorities. Management does not consider these items to be indicative of our core operating results.

“Losses related to significant customer bankruptcies or financial distress” includes (1) our provision for bad debt associated with significant bankruptcies or financial distress of our customers, (2) the costs (e.g., content acquisition fees) that we incurred to maintain service to those customers during their bankruptcy proceedings in order to preserve the customer relationship and (3) costs relating to providing services to customers for whom we recognize revenue on a cash basis due to their financial distress.

“Non-ordinary-course legal expenses” includes third-party professional fees and expenses and estimated loss contingencies, provisions for legal settlements and other expenses associated with non-ordinary-course employment, corporate and intellectual-property-infringement disputes.

“Strategic-transaction, integration and realignment expenses” includes (1) transaction and procurement-related expenses and costs (including third-party professional fees) attributable to acquisition, financing, investment and other strategic-transaction activities (including for new product and proof-of-concept testing), (2) integration and realignment expenses and allowances, (3) employee-severance, -retention and -relocation expenses, (4) purchase-accounting adjustments for deferred revenue, costs and credits associated with companies and businesses that we have acquired through our M&A activities and (5) estimated loss contingencies, provisions for legal settlements and other expenses related to claims at companies or businesses that we acquired through our M&A activities for underlying liabilities that pre-dated our acquisition of those companies or businesses.

We define free cash flow as cash flows from operating activities less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements with respect to our expected Adjusted EBITDA, revenue and margin growth in future periods, our aviation-connectivity installations in future periods, the impact of Boeing 737 MAX aircraft grounding on our financial performance, our business and financial-performance outlook, industry, business strategy, plans, the potential sale of certain businesses and assets, business and M&A integration activities, operating-expense and cost structure improvements and reductions and our ability to execute and realize the benefits of our cost-savings plans, international expansion, future technologies, future operations, financial covenant compliance, margins, profitability, future efficiencies, liquidity, ability to generate positive cash flow from operating activities, and other financial and operating information. The words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:

•

our ability to timely remediate material weaknesses in our internal control over financial reporting; the effect of those weaknesses on our ability to report and forecast our operations and financial performance; and the impact of our remediation efforts (and associated management time and costs) on our liquidity and financial performance;

•	our ability to maintain effective disclosure controls and internal control over financial reporting;
•	our ability to execute on our operating-expense and cost-structure realignment plan and realize the benefits of those initiatives;
•	our ability to sell certain businesses and/or assets on favorable terms or at all, and our ability to realize the anticipated benefits from any such sales;
•	the timing and conditions surrounding the return to service of the Boeing 737 MAX aircraft;
•	our ability to properly implement the new leasing standard (ASC 842);
•	our dependence on the travel industry;
•	future acts or threats of terrorism;
•	our ability to obtain new customers and renew agreements with existing customers;
•	our customers’ solvency, inability to pay and/or delays in paying us for our services;
•	our ability to retain and effectively integrate and train key members of senior management;
•	our ability to recruit, train and retain highly skilled technical employees;
•	negative external perceptions that damage our reputation among potential customers, investors, employees, advisors and vendors;
•	our ability to receive the anticipated cash distributions or other benefits from our investment in the Wireless Maritime Services joint venture;
•	customer attrition due to direct arrangements between satellite providers and customers;
•	our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited;
•	the effect of a variety of complex U.S. and foreign tax laws and regimes due to the global nature of our business;
•	our ability to continue to be able to make claims for e-business and multimedia tax credits in Canada;
•	our exposure to foreign currency risks;
•	the effect of the United Kingdom’s referendum to withdraw from the European Union;
•	our dependence on our existing relationship and agreement with Southwest Airlines;
•

our need to invest in and develop new broadband technologies and advanced communications and secure networking systems, products and services and antenna technologies as well as their market acceptance;

•	increased demand by customers for greater bandwidth, speed and performance and increased competition from new technologies and market entrants;
•	our reliance on “sole source” service providers and other third parties for key components and services that are integral to our product and service offerings;
•	the potential need to materially increase our investments in product development and equipment beyond our current investment expectations;
•

our ability to expand our international operations and the risks inherent in our international operations, especially in light of current trade and national-security disputes between the United States and China (which may adversely impact our ability to conduct business in that market);

•

service interruptions or delays, technology failures, damage to equipment or software defects or errors and the resulting impact on our reputation and ability to attract, retain and serve our customers;

•	equipment failures or software defects or errors that may damage our reputation or result in claims in excess of our insurance or warranty coverage;
•	satellite failures or degradations in satellite performance;
•	our ability to integrate businesses or technologies we have acquired or may acquire in the future;
•

increased on-board use of personal electronic devices and content accessed and downloaded prior to travel and our ability to compete as a content provider against “over the top” download services and other companies that offer in-flight entertainment products;

•	pricing pressure from suppliers and customers in our Media & Content segment and a reduction in the aviation industry’s use of intermediary content service providers (such as us);
•	a reduction in the volume or quality of content produced by studios, distributors or other content providers or their refusal to license content or other rights upon terms acceptable to us;
•	a reduction or elimination of the time between our receipt of content and it being made available to the rental or home viewing market (i.e., the “early release window”);
•	increased competition in the in-flight entertainment (“IFE”) and in-flight connectivity (“IFC”) system supply chain;

•	our ability to plan expenses and forecast revenue due to the long sales cycle of many of our Media & Content segment’s products;
•

the refusal of content providers to license content to us, and operational complexity and increased costs or reducing content that we offer due to challenges maintaining and tracking our music content licenses and rights related thereto, which could cause a decline in customer retention or inability to win new business;

•	our use of fixed-price contracts for satellite bandwidth and potential cost differentials that may lead to losses if the market price for our services declines relative to our committed cost;
•	our use of fixed-price contracts in our Media & Content segment that may lead to losses in the future if the market price for our services declines relative to our committed cost;
•	our ability to develop new products or enhance those we currently provide in our Media & Content segment;
•	our ability to successfully implement a new enterprise resource planning system;
•	the effect on our business and customers due to disruption of the technology systems utilized in our business operations;
•	our ability to protect our intellectual property;
•

the effect of cybersecurity attacks, data or privacy breaches, data or privacy theft, unauthorized access to our internal systems or connectivity or media and content systems, or phishing or hacking, especially in light of recently publicized security incidents affecting our industry and our systems;

•	the costs to defend and/or settle current and potential future civil intellectual property lawsuits (including relating to music and other content infringement) and related claims for indemnification;
•	changes in regulations and our ability to obtain regulatory approvals to provide our services or to operate our business in particular countries or territorial waters;
•

compliance with U.S. and foreign regulatory agencies, including the Federal Aviation Administration (“FAA”), the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), Federal Communications Commission (“FCC”), and Federal Trade Commission (“FTC”) and their foreign equivalents in the jurisdictions in which we and our customers operate;

•	regulation by foreign government agencies that increases our costs of providing services or requires us to change services;
•	changes in government regulation of the Internet, including e-commerce or online video distribution;
•

our ability to comply with trade, export, anti-money laundering and anti-bribery practices and data protection laws, especially the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and the General Data Protection Regulation;

•

changes in foreign and domestic civil aviation authorities’ orders, airworthiness directives, or other regulations that restrict our customers’ ability to operate aircraft on which we provide services;

•	our (along with our directors’ and officers’) exposure to civil stockholder litigation relating to our investor disclosures and the related costs of defending and insuring against such litigation;
•

uninsured or underinsured costs associated with stockholder litigation and any uninsured or underinsured indemnification obligations with respect to current and former executive officers and directors;

•

limitations on our cash flow available to make investments due to our substantial indebtedness and our ability to generate sufficient cash flow to make payments thereon, comply with our reporting and financial covenants, or fund our operations;

•

our ability to repay the principal amount of our bank debt, second lien notes due June 30, 2023 (the “Second Lien Notes”) and/or 2.75% convertible senior notes due 2035 (the “Convertible Notes”) at maturity, to raise the funds necessary to settle conversions of our Convertible Notes or to repurchase our Convertible Notes upon a fundamental change or on specified repurchase dates or due to future indebtedness;

•	the conditional conversion of our Convertible Notes;
•	the effect on our reported financial results of the accounting method for our Convertible Notes;
•

the impact of the fundamental change repurchase feature and change of control repurchase feature of the securities purchase agreement governing our Second Lien Notes on our price or potential as a takeover target;

•	the dilution or price depression of our common stock that may occur as a result of the conversion of our Convertible Notes and/or Searchlight warrants;
•

our ability to meet the continued listing requirements of The Nasdaq Stock Market (“Nasdaq”), in particular given our recent history of delinquent periodic filings with the U.S. Securities and Exchange Commission (“SEC”) and our receipt of a notice from Nasdaq that our stock price does not meet the minimum $1.00 per share stock price requirement pursuant to Nasdaq rules;

•	conflicts between our interests and the interests of our largest stockholders;
•	volatility of the market price of our securities;
•	anti-takeover provisions contained in our charter and bylaws;
•	the dilution of our common stock if we issue additional equity or convertible debt securities; and,
•	other risks and factors listed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 18, 2019 (the “2018 Form 10-K”).

The forward-looking statements herein speak only as of the date the statements are made (which is the date of this press release). You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Financial Information

The table below presents financial results for the three months and six ended June 30, 2019 and 2018.

Global Eagle Entertainment Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Licensing and services	$145,129	$156,428	$295,607	$302,954
Equipment	12,338	9,534	28,479	19,505

Total revenue	157,467	165,962	324,086	322,459
Cost of sales:
Licensing and services	116,308	122,304	239,577	234,795
Equipment	7,909	4,427	18,834	10,415

Total cost of sales	124,217	126,731	258,411	245,210

Gross margin	33,250	39,231	65,675	77,249
Operating Expenses:
Sales and marketing	7,365	10,877	15,614	20,492
Product development	6,125	9,872	13,104	18,206
General and administrative	27,161	29,799	55,141	68,235
Provision for (gain from) legal settlements	25	(141)	533	375
Amortization of intangible assets	7,800	10,357	15,599	20,920

Total operating expenses	48,476	60,764	99,991	128,228
Loss from operations	(15,226)	(21,533)	(34,316)	(50,979)
Other (expense) income:
Interest expense, net	(22,329)	(19,755)	(43,606)	(35,352)
Income from equity method investments	2,517	428	4,646	1,589
Change in fair value of derivatives	—	(655)	938	(91)
Other expense, net	(105)	(673)	(284)	(347)

Loss before income taxes	(35,143)	(42,188)	(72,622)	(85,180)
Income tax expense (benefit)	3,317	3,722	3,447	(987)

Net loss	$(38,460)	$(45,910)	$(76,069)	$(84,193)

Net loss per share – basic and diluted	$(0.42)	$(0.50)	$(0.83)	$(0.93)

Weighted average shares outstanding – basic and diluted	92,259	91,057	92,046	90,925

Global Eagle Entertainment Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2019	December 31, 2018
Assets
CURRENT ASSETS:
Cash and cash equivalents	$10,853	$39,154
Restricted cash	1,172	801
Accounts receivable, net	91,801	97,623
Inventories	35,378	34,649
Prepaid expenses	5,042	9,104
Other current assets	10,473	10,498

TOTAL CURRENT ASSETS:	154,719	191,829
Content library	5,065	6,966
Property, plant and equipment, net	170,046	176,577
Right-of-use assets	34,551	—
Goodwill	159,613	159,562
Intangible assets, net	68,534	84,136
Equity method investments	83,369	83,135
Other non-current assets	27,032	14,882

Total Assets	$702,929	$717,087

Liabilities and Stockholders’ Equity
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$184,837	$177,056
Deferred revenue	10,672	7,430
Current portion of long-term debt and finance leases	17,005	22,673
Current portion of operating lease liabilities	4,806	—
Other current liabilities	7,560	5,032

TOTAL CURRENT LIABILITIES:	224,880	212,191
Deferred revenue, non-current	252	1,116
Long-term debt and finance leases	713,281	686,938
Long-term operating lease liabilities	22,277	—
Deferred tax liabilities	7,702	8,406
Other non-current liabilities	35,067	34,771

Total Liabilities	1,003,459	943,422
Stockholders’ Equity
Common stock	10	10
Treasury stock	(30,659)	(30,659)
Additional paid-in capital	816,119	814,488
Subscriptions receivable	(597)	(597)
Accumulated deficit	(1,085,527)	(1,009,458)
Accumulated other comprehensive income (loss)	124	(119)

Total Stockholder’s Deficit	(300,530)	(226,335)

Total Liabilities and Stockholders’ Equity	$702,929	$717,087

Global Eagle Entertainment Inc.

Reconciliations of GAAP to Non-GAAP Measures

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Net loss to Adjusted EBITDA reconciliation	2019	2018	2019	2018

Net loss	$(38,460)	$(45,910)	$(76,069)	$(84,193)
Interest expense, net	22,329	19,755	43,606	35,352
Income tax expense (benefit)	3,317	3,722	3,447	(987)
Depreciation and amortization	21,525	26,789	43,477	50,035

EBITDA	8,711	4,356	14,461	207
Depreciation and amortization from equity method investments	2,161	2,359	4,294	4,779
Change in fair value of financial instruments	—	655	(938)	91
Other expense, net	105	673	284	347
Stock-based compensation expense	2,327	2,230	3,616	5,874
Strategic-transaction, integration and realignment expenses	5,202	5,775	9,902	8,854
Internal-control and delayed audit expenses	2,355	3,847	5,808	17,553
Loss (gain) on disposal of fixed assets	193	509	357	(16)
Non-ordinary-course legal expenses	586	—	1,182	—
Losses on significant customer bankruptcies	775	—	1,939	—
Expenses incurred in connection with grounded aircraft	332	—	332	—

Adjusted EBITDA	$22,747	$20,404	$41,237	$37,689

	Three Months Ended June 30,		Six Months Ended June 30,

Cash Flow from Operations to Free Cash Flow reconciliation	2019	2018	2019	2018
Cash flow from operations	$12,203	$(38,874)	$1,972	$(42,827)
Purchases of property and equipment	(4,359)	(9,228)	(13,442)	(24,472)

Free Cash Flow	$7,844	$(48,102)	$(11,470)	$(67,299)

See “About Non-GAAP Financial Measures” above, including our definition of Adjusted EBITDA and Free Cash Flow described therein.